UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2021
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2021, the Federal Home Loan Bank of San Francisco (the "Bank") issued a news release announcing the appointment of Teresa Bryce Bazemore as President and Chief Executive Officer of the Bank, effective March 15, 2021.
Ms. Bazemore, age 61, served as the President of Radian Guaranty from July 2008 to her retirement in April 2017 where she oversaw the strategic planning, business development and operations of the mortgage insurance business line. Prior to being appointed as the President, Ms. Bazemore served as Executive Vice President, General Counsel and Corporate Secretary from October 2006 to July 2008, and added the role of Chief Risk Officer of Radian Group in February 2007. Before joining the Radian Group, Ms. Bazemore was the Vice President, General Counsel, and Secretary for Nexstar Financial Corporation from June 2000 to May 2006, and before that, she was the General Counsel of the mortgage banking line of business at Bank of America from March 1997 to May 2000. Following her retirement from Radian Guaranty, Ms. Bazemore served as a member of the board of directors of the Federal Home Loan Bank of Pittsburgh from August 2017 until March 2019, when she relocated to California. In addition, Ms. Bazemore currently serves, and will continue to serve, on the boards of directors of First Industrial Realty Trust, Inc. and the T. Rowe Price Funds. She is also the founder of Bazemore Consulting LLC.
The Bank has entered into an employment agreement with Ms. Bazemore with an initial term of three years and one-year terms thereafter, unless terminated at any time by either the Bank or Ms. Bazemore. Under the terms of the agreement, Ms. Bazemore will initially receive a base annual salary of $875,000 and a sign-on payment of $100,000 to be received in two parts, and subject to clawback in certain circumstances. The employment agreement provides for a severance payment equal to (i) two times her “Salary” (as defined in her employment agreement); and (ii) two times her “Annual Incentive Amounts” (as defined in her employment agreement) and continued benefits if Ms. Bazemore’s employment is terminated under certain circumstances in connection with a “Change in Control” (as defined in her employment agreement) of the Bank. Ms. Bazemore will also be eligible to participate in the Bank’s various executive incentive and employee benefit plans, including the Bank’s Executive Incentive Plan (EIP), and Supplemental Executive Retirement Plan (SERP). For additional information about the Bank’s executive incentive and employee benefit plans, EIP, and SERP, see the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2020. Under Ms. Bazemore’s employment agreement, the amount of Bank annual contribution credits under the SERP will be as follows: 25% of total annual compensation for less than 5 years of credited service; and 35% of total annual compensation for 5 or more years of credited service.
The foregoing description of Ms. Bazemore’s employment agreement does not purport to be complete and is qualified in its entirety by reference to her employment agreement which is incorporated herein by reference as Exhibit 10.1.
Ms. Bazemore has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bazemore and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Ms. Bazemore and any other person pursuant to which she was selected as President and Chief Executive Officer of the Bank.
A copy of the news release is included as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Upon the effective date of Ms. Bazemore’s appointment as President and Chief Executive Officer, Stephen P. Traynor will no longer serve as the Bank’s Acting President and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	99.1	News Release, dated February 23, 2021
	10.1	Employment Agreement by and among the Federal Home Loan Bank of San Francisco and Teresa Bryce Bazemore, dated February 19, 2021.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 23, 2021	By:	/s/ Suzanne Titus-Johnson
Suzanne Titus-Johnson Chief Legal Officer and Corporate Secretary